FIRST AMENDMENT TO THE

RESTRICTED STOCK AGREEMENT
(_________ __, ____ Grant)

This FIRST AMENDMENT TO THE RESTRICTED STOCK AGREEMENT (this “Amendment”) is executed and agreed to as of March __, 2012 (the “Effective Date”), between NCI Building Systems, Inc., a Delaware corporation (the “Company”), and Charles W. Dickinson (the “Grantee”).

WHEREAS, the Company maintains the NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan (the “Plan”) for purposes of providing incentives and encouraging share ownership on the part of Employees, Officers, Directors and Consultants;

WHEREAS, the Company previously granted to the Grantee a Restricted Stock Award with respect to _____ shares of Common Stock (the “Original Grant”) pursuant to that certain Restricted Stock Agreement (the “Original Agreement”), the letter notifying Grantee of the Original Grant on ________ __, ____ (the “Award Letter”) and the Plan;

WHEREAS, the Company and the Grantee have separately entered into an agreement regarding the Grantee’s separation of employment with the Company (the “Consulting Agreement”); and

WHEREAS, in connection with the Consulting Agreement, the Company and the Grantee have agreed to modify the Original Agreement to modify the existing risk of forfeiture with respect to Unvested Awarded Shares to provide for vesting in full on April 19, 2016.

NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein and other good and valuable consideration, the Company and the Grantee agree as follows:

1. Capitalized terms that are not otherwise defined in this Amendment shall have the meaning given to such term in the Plan, the Original Agreement and the Award Letter.

2. Section 3 of the Original Agreement shall be deleted in its entirety and the following new Section 3 is substituted therefor:

“3. Vesting Schedule; Service Requirements. Except as provided otherwise in Section 4, the Awarded Shares shall vest if Grantee’s continuing employment or consulting relationship with the Company or any Subsidiary (including the consulting relationship established pursuant to the Consulting Agreement) (“Continuous Service”) is not terminated during the period commencing with the Grant Date and ending on April 19, 2016 (the “Vesting Date”). Awarded Shares that have vested prior to the Effective Date of this Amendment are referred to as “Vested Awarded Shares.” For purposes of clarity, on and after the Effective Date of this Amendment no Awarded Shares will become Vested Awarded Shares other than pursuant to the first sentence of this Section 3. Awarded Shares that have not vested pursuant to this Agreement are referred to herein as “Unvested Awarded Shares.” Subject to the provisions of Section 4, if Grantee’s Continuous Service is not terminated prior to the Vesting Date, the Awarded Shares shall vest on the Vesting Date.”

3. Section 4(a) of the Original Agreement shall be deleted in its entirety and the following new Section 4(a) is substituted therefor:

“(a) Except as otherwise provided in Section 4(c), upon the date of termination of Grantee’s Continuous Service (the “Termination Date”), all Unvested Awarded Shares as of the Termination Date shall, without further action of any kind by the Company, be forfeited.”

4. Sections 4(d) and 4(e) of the Original Agreement shall be deleted in their entirety.

5. Section 5 of the Original Agreement shall be deleted in its entirety and the following new Section 5 is substituted therefor:

“5. Non-Transferability. Grantee may not directly or indirectly sell, transfer, pledge, exchange, hypothecate, or otherwise encumber or dispose of any of the Unvested Awarded Shares, or any right or interest therein, by operation of law or otherwise (including through hedging transactions). Except as may otherwise be permitted by the Board of Directors of the Company or a committee thereof, Grantee may not directly or indirectly sell, transfer, pledge, exchange, hypothecate, or otherwise encumber or dispose of any of the Vested Awarded Shares, or any right or interest therein, by operation of law or otherwise (including through hedging transactions) prior to the later to occur of (i) January 1, 2013, or (ii) the first business day following the six month anniversary of the date the Grantee ceased to be an “officer” of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended. Any transfer in violation of this Section 5 shall be void and of no force or effect, and shall result in the immediate forfeiture of all Awarded Shares subject to such attempted transfer.”

6. All other provisions of the Original Agreement that were not specifically amended pursuant to this Amendment shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Original Agreement as of the date first written above.

NCI BUILDING SYSTEMS, INC.

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

GRANTEE

__________________________________________

Charles W. Dickinson

Signature Page to the First Amendment
to The Restricted Stock Agreement